Spruce Power Announces New Director

DENVER- -(BUSINESS WIRE)- - Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce” or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, announced today that it has appointed Clara Nagy McBane to serve as a new member of its Board of Directors (the “Board”) effective immediately. As a result, the Board has increased to seven members.

“We are pleased to welcome Clara to the Board as an independent director and believe her experience will be a valuable asset as we continue to execute on our strategic vision,” said Chris Hayes, Chief Executive Officer of the Company.

The new appointment is pursuant to a Cooperation Agreement, between the Company, Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC, which contains customary standstill, voting, confidentiality, and other provisions and will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

“We would like to thank the Board for its collaborative engagement in reaching this outcome, which we believe is in the best interests of all stockholders,” said Jason Stankowski, managing member of Clayton Partners LLC.

Information about the Nominee

Clara Nagy McBane is the founder and CEO of Ventura Energy which was formed in 2021 and is a developer of behind-the-meter and community sized solar and storage systems. Clara has been working in the renewables industry for the last 13 years and is an expert in renewable energy finance and operations. Clara’s previous positions include SVP of Business Development at SOURCE Global PBC, Director of Business Development at Advanced Microgrid Solutions (AMS) which was sold to Fluence (FLNC), and VP of Sales at Sunlink Corporation.

About Spruce Power

Spruce Power Holding Corporation (NYSE: SPRU) is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our company owns the cash flows from over 75,000 home solar assets and contracts across the United States. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intends,” “may,” “opportunity,” “plans,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely” or the negative of these terms or other words of similar meaning. These statements are based upon our current plans and strategies and reflect our current assessment of the risks and uncertainties. Forward-looking statements in this release include statements regarding the beliefs and expectations regarding the execution of the Company’s strategies and related contributions by its directors. These statements are based on various assumptions, whether or not identified in this press release and on the current expectations of management, and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate XL Fleet and Spruce; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of the Company’s business and the timing of expected business milestones; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10 K for the year ended December 31, 2023 filed with the U.S. Securities Exchange Commission (the “SEC”) on April 9, 2024, subsequent Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

For More Information

Investor Contact: investors@sprucepower.com
Head of Investor Relations: Bronson Fleig

Media Contact: publicrelations@sprucepower.com